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                                                                  EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into effective as of the 28th day of December, 1995, by and between EICKHOFF, PIEPER & WILLOUGHBY, INC., a corporation incorporated under the laws of the State of Florida ("EPW") and WILLIAM A. EICKHOFF (the "Employee").

WHEREAS, EPW has organized and operates an investment management and advisory services business ("Advisory Services Business");

WHEREAS, EPW desires to enter into an employment relationship with the Employee to obtain the services of the Employee for its Advisory Services Business, on terms and conditions set forth herein; and

WHEREAS, the Employee is willing to accept such employment;

NOW, THEREFORE, the Parties hereto, in consideration of the mutual covenants and promises hereinafter contained, do hereby agree as follows:

1. EMPLOYMENT. EPW hereby employs Employee in the capacity of Chairman and CEO or another position within EPW of the same or greater stature, as the Board of Directors of EPW may direct or desire from time to time.

2. DUTIES. The Employee's principal duties and responsibilities shall be those that are usual and customary for the,Employee's position and as provided from time to time by the Board of Directors of EPW.

3. ACCEPTANCE. Employee hereby accepts the employment, on the terms and conditions herein set forth. Employee agrees to perform such services and duties and hold such offices as may be assigned to him from time to time by EPW and to devote his full business time, energies and best efforts to the performance thereof to the exclusion of all other business activities, except such activities as EPW may consent to in writing. Employee further agrees to maintain any and all necessary state and federal licenses that may be required to provide investment management and advisory services.

4. TERM. The term of employment shall begin on the date hereof, with the Employee's commencing full-time work on that date and shall continue until terminated as herein provided.

5. FACILITIES. EPW shall provide the Employee with an office, staff, stenographic help, equipment and other services and facilities reasonably required and suitable for the performance of the Employee's duties hereunder.

6. SALARY. For each calendar year of employment, commencing January 1, 1996, the Employees shall be paid compensation in accordance with the following:

   (a) The Employer shall establish an annual "Salary Pool," which shall be equal to the
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lesser of the "Fixed Salary Pool" or the "Variable Salary Pool."

             i) The Fixed Salary Pool shall be equal to $115,000 times three, or if less, times the number of "Shareholders" employed by the Employer for the particular year.

             ii) The Variable Salary Pool shall be equal to 15.5% of "revenues" times three, or if less, times the number of "Shareholders" employed by the Employer for the particular year.

         (b) For purposes of Salary Pool calculations:

             i) "Shareholders" shall be Eickhoff, Pieper and Willoughby, or whomever among them is then employed by the Employer.

             ii) For any partial year of employment, the "number" of Shareholders employed shall be adjusted to reflect the partial year. For example, if in 1998, Eickhoff resigns as of June 30, 1998, then for that calendar year, the Fixed Salary Pool shall be $115,000 times 2.5. Also, for example, if in 1998, Eickhoff resigns as of March 31. 1998. then for that calendar year, the Variable Salary Pool shall be 15.5% of revenues times 2.25.

             iii) "Revenues" shall mean the gross receipts earned by EPW for a calendar year (with adjustments for returns, allowances and sales taxes, if any) for which calculations are being made, calculated in accordance with generally accepted accounting principles consistently applied. Accrual accounting shall be used, and compensation paid to EPW from United Bank and Trust Company shall be included. In the event the Employee and Employer do not agree upon the calculation of revenues for any annual period, the disagreement shall be resolved by the regularly employed independent accountant for the Employer, whose decision shall, unless fraudulent or patently erroneous, bind the parties.

         (c) The Employee shall participate in the Salary Pool only during the portion of each calendar year he is employed under this Agreement.

         (d) The Board of Directors shall allocate the entire Salary Pool for each year among the Shareholders then employed by the Employer. The allocation may be estimated prospectively for each calendar quarter-annual period, upon the advice of the Compensation Committee of the Employer. If no recommendation is made for a particular quarter-annual period, the allocation then in effect shall continue during the applicable period.

         (e) However, the allocations for any calendar year from the Salary Pool to the Employee may be in any amount, from zero to the maximum amount in the Salary Pool for the year. The allocations to the Employee are within the sole and absolute discretion of the Board of Directors of the Employer, after it has the advice and counsel of the Compensation Committee.


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         (f) Compensation advances shall be paid monthly in arrears, and shall be adjusted as of the end of each calendar year, or as of the date employment terminates if earlier. Any reductions or increases in compensation shall be settled as of the year end, or if earlier, as of the date of employment terminates. Revenues shall be calculated for each year (or applicable shorter period) as soon as practicable, and may be estimated, subject to adjustment upon completion of the annual audit of the Employer's books and records by its independent accountant.

7.       BONUS.

         (a) "The Employee shall participate each calendar year of employment after 1995 in the Employer's Bonus Pool. The Bonus Pool, and the Employee's participation, shall be in accordance with the following:

             i) The total amount of the Bonus Pool for each calendar year shall be allocated by the Employer among the Shareholders (as defined above in this Agreement) then employed by the Employer. The amount of the Bonus Pool shall not be reduced when one or more of the Shareholders is no longer employed by the Employer. However, the allocations for any calendar year from the Bonus Pool to the Employee may be, unless the Employee is the sole Shareholder then employed by Employer, in any amount, from zero to the maximum amount in the Bonus Pool for the year. The allocations to the Employee are within the sole and absolute discretion of the Board of Directors of the Employer, after it has the advice and counsel of the Compensation Committee.

             ii) Allocations shall be made as of the end of each calendar year, as soon as practicable, but in any event by April 30th of each subsequent year.

             iii) The Bonus Pool is deemed earned for a calendar year on December 31st of the year. The Employee shall not be eligible to participate in the Bonus Pool for a year unless he has been employed under this Agreement for the entire calendar year.

             iv) The Bonus Pool shall be calculated each calendar year in accordance with the following:

                                                                                     Bonus Pool % of
                  If Annual Pre-tax Profit of Employer is:                           Pre-tax Profits
                  ----------------------------------------                           ---------------
                  $100,000 to $150,000                                                       25%
                  $150,001 to $250,000                                                       35%
                  $250.001 to more                                                           40%

             v) The annual pre-tax profit for the Employer for each year shall be calculated on the accrual basis by application of generally accepted accounting principles consistently applied. For purposes of this calculation, the Employer's net profits shall not be

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consolidated with those of the Trust Department of United Bank and Trust
Company, but otherwise, pre-tax net profits of the Employer shall bear appropriate allocations of affiliated charges and expenses, using the principals provided in the EPW Stock Option Plan between the Employer and Pinellas Bancshares Corp.

                  vi) In the event the Employee and Employer do not agree upon the calculation of the Bonus Pool, or annual pre-tax net profits, for any annual period, the disagreement shall be resolved by the regularly employed independent accountant for the Employer, whose decision shall, unless fraudulent or patently erroneous, bind the parties.

                  vii) The Bonus Pool for a calendar year shall not be less than $5,000.00 times the number of Shareholders employed on the last day of such year.

8. EXPENSES. EPW shall pay or reimburse the Employee for the reasonable and necessary business expenses of the Employee, provided that the same have been approved by EPW in accordance with its policies from time to time established.

9. EMPLOYEE BENEFIT PLANS. The Employee shall be eligible to participate, to the extent he may be eligible, in any profit sharing, retirement, group insurance or other employee benefit plan maintained by EPW or Pinellas Bancshares Corp. ("PBC"). EPW reserves the right to amend or cancel such benefit plans from time to time, provided that all eligible personnel are similarly treated.

10. STOCK OPTIONS. The Employee shall participate in the EPW Stock Option Plan, a copy of which is annexed hereto as Exhibit 10.

11. VACATIONS AND LEAVE. The Employee shall be entitled to 4 weeks vacation and leave time annually and any such additional vacation and leave time as may be approved by the Board of Directors of EPW.

12. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee acknowledges that in and as a result of his employment by EPW, he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to such matters as the EPW's and United Bank and Trust Company's ("United") proprietary information, trade secrets, systems, procedures, manuals, confidential reports, lists of customers and data about customer (which are deemed for all purposes confidential and proprietary), as well as the nature and type of services rendered by the EPW and United, the methods used and preferred by EPW's and United's customers, and the fees paid by them. As a material inducement to EPW to enter into this Agreement and to pay to Employee the compensation stated in this Agreement, Employee covenants and agrees that the Employee shall not, at any time during or following the term of his employment, directly or indirectly divulge or disclose for any purpose whatsoever any confidential information that has been obtained by, or disclosed to, Employee as a result of employment by EPW. In the event of a breach or threatened breach by Employee of any of the provisions of this Paragraph, EPW, in addition to and not in limitation of, any other rights,

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remedies, or damages available to EPW at law or in equity, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by the Employee or by Employee's partners, agents, representatives, servants, employers, employees, family members and/or any and all persons directly or indirectly acting for or with Employee.

13. COVENANTS AGAINST COMPETITION. Employee, in consideration of his employment by EPW and other good and valuable consideration, hereby covenants (the "Covenant") not to compete with EPW pursuant to the following terms:

         (a) Covenant. Employee covenants and agrees with EPW that Employee will not, directly or indirectly, for himself or in connection with any person, firm or entity:

             i) For a period running during his employment by EPW and from the date after his employment by EPW terminates until the earlier of 2 years from the date of termination or January 1, 2000 (the "Non-Compete Term") (the term shall be extended for any period in which Employee is in violation of the Covenant) come into competition with EPW by participating in or in connection with or being employed by any business which engages in a similar line of business (the "Line of Business") of EPW, predominantly within EPW's trade area (the "Trade Area").

             ii) For a period running during his employment by EPW and from the date after his employment by EPW terminates until the earlier of three
(3) years from the date of termination or January 1, 2000 (the term shall be extended from any period in which Employee is in violation of the Covenant) solicit, sell, or handle any investment advisory transactions or business for any customers or clients of EPW (the "Customers or Clients of EPW") or any subsidiary of EPW; or solicit or persuade any employee of EPW or the Trust Department of United Bank and Trust Company (the "Trust Department") to leave the employment of EPW or Trust Department or hire any such employee.

         (b) Customers or Clients Defined. As used in subsection 13(a)(ii), above, the phrase "Customers or Clients of EPW" shall mean any customer or client with which EPW has previously provided goods or services or otherwise engaged in business association and shall additionally include all customers and accounts serviced by Employee during the term of employment of Employee by EPW. "Customers or Clients of EPW" shall also mean all previous and;current customers and clients of the Trust Department and all persons for whom EPW or Employee has provided services within the Line of Business.

         (c) Line of Business Defined. As used in subsection 13(a), above, the phrase "Line of Business" shall be defined as the sale of investment advisory and management services.

         (d) Trade Area Defined. As used in subsection 13(a), above, the phrase "Trade Area" shall encompass Pinellas and Hillsborough Counties, Florida.

         (e) Breach of Covenant. Employee agrees that any breach of this Covenant will result
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in irreparable injury to EPW, for which EPW will have no adequate remedy at law, and Employee consents to an injunction in favor of EPW, enjoining any breach of this Covenant by any court of competent jurisdiction, without prejudice, to any other right or remedy to which EPW may be entitled. In the event that this Covenant shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time, or too large a geographical area, or over too great a range of activities, the parties agree that this Covenant shall be interpreted to extend only over the maximum period of time, geographical area, or range of activities as to which it may be enforceable. Employee hereby waives any bond requirement pending any proceeding by EPW to enforce this Covenant.

    (f) Purchase of EPW. The Covenant shall not apply to a Employee after the Employee, alone or with others, purchases EPW or after there has been a "change of control" in accordance with the First Right of Refusal Agreement between Employee and Pinellas Bancshares Corporation executed and dated contemporaneously herewith.

    (g) Termination of Employee. If Employee is terminated from Employment by EPW as a result of a material breach pursuant to subsection 14(e)(iii) of employment agreement, then subsection 13(a)(i) of the Covenant shall not apply to Employee.

14. TERMINATION. Employment of the Employee under this Agreement will be terminated:

    (a)  By the Employee's death.

    (b)  If the Employee is Totally Disabled.

         i) For the purpose of this Agreement, the Employee will be Totally Disabled if the Employee (1) has been declared legally incompetent by a final court decree (the date of such decree being deemed to be the date on which the disability occurred), (2) receives disability insurance benefits from any disability income insurance policy maintained by EPW for a period of six (6) consecutive months, or (3) has been found to be disabled pursuant to a Disability Determination.

         ii) A Disability Determination means a finding that the Employee, because of a medically determinable disease, injury, or other mental or physical disability, is unable to perform substantially all of his regular duties to EPW and that such disability has lasted at least, six (6) months. The Disability Determination shall be based on the written opinion of the physician regular attending the Employee whose disability is in question.

         iii) If EPW disagrees with the opinion of this physician (the "First Physician"), it may engage at its own expense another physician (the "Second Physician") to examine the Employee. If the First and Second Physicians agree in writing that the Employee is or is not disabled, their written opinion shall, except as otherwise set forth in this subsection, be conclusive on the issue of disability.

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             iv) If the First and Second Physicians disagree on the disability of the Employee, is not Totally Disabled, EPW shall have the right to request additional Disability Determinations provided it agrees to pay all the expenses of the Disability Determinations and does not request an additional Disability Determination more frequently than once every six (6) months.

             v) If there is a conclusive finding that the Employee is not Totally Disabled, EPW shall have the right to request additional Disability Determinations provided it agrees to pay all the expenses of the Disability Determinations and does not request an additional Disability Determination more frequently than once every six (6) months.

             vi) In conjunction with a Disability Determination, the Employee hereby consents to any required medical examination, and agrees to furnish any medical information requested by any examining physician and to waive any applicable physician-patient privilege that may arise because of such examination.

             vii) All physicians except the First Physician must be board-certified in the specialty most closely related to the nature of the disability alleged to exist.

         (c) At the election of the Employee upon six (6) months advance notice.

         (d) By mutual agreement of the Employee and EPW.

         (e) By EPW for Just Cause. For purposes of this Agreement, "Just Cause" shall mean only the following:

             i) a final non-appealable conviction of or a plea of guilty or nolo contendere by the Employee to a felony or misdemeanor involving fraud, embezzlement, theft, or dishonesty or other such criminal conduct against EPW or others.

             ii) habitual neglect of the Employee's duties or failure by the Employee to perform or observe any substantial lawful obligation of such employment that is not remedied within thirty (3) days after written notice thereof from EPW or its Board of Directors, or

             iii) any material breach by the Employee of this Agreement that is not remedied within thirty (30) days after written notice thereof from EPW or its Board of Directors.

         (f) On December 31, 1999 if the Employee has not renewed the Employment Agreement in writing by July 1, 1999. Employee may renew this Agreement for a 3 year term from December 31, 1999 if Employee affirmatively states (prior to or on July 1, 1999), in writing, to the Board of EPW that Employee wishes to renew this Agreement. In the event of such renewal, Employee will no longer participate in the EPW Stock Option Plan or the cash bonus provided in Section 7 of this Agreement but shall participate in any bonus plan for the Trust Department of unite] Bank and Trust Company and EPW will be treated as part of the

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Trust Department for these purposes.

   (g) On or after December 31, 2002, by either party upon three (3) months notice to the other.

15. LIFE INSURANCE. EPW shall provide a minimum of $900,000.00 (WAE), $900,000
(JHP), $675,000.00 (JPW) in life insurance which shall include the (convertible) whole life policy issued by Massachusetts Mutual, policy number 7041723 (WAE), policy number 7041733 (JHP), and policy number 9754602 (JPW) with a current death benefit of $265,061.00 (WAE), $267,938.00 (JHP) and $200,756.00 (JPW). Upon termination of employment, employee, at its option, may require EPW to assign the life insurance policies to such Employee provided any such policies are assignable at no cost to EPW.

16. RESIGNATION FROM OFFICES UPON TERMINATION. In the event of termination of this Agreement other than for death, the Employee hereby agrees to resign from all positions held in EPW. Positions to be resigned include without limitations, any position as officer, agent, trustee or consultant of EPW or any affiliate of EPW (excluding PBC). If at the time of termination the Employee is a member of the Board of Directors of PBC the Employee shall remain as director thereof.

17. WAIVER. A Party's failure to insist on compliance or enforcement of any provision of this Agreement, shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement by that party or any other party.

18. GOVERNING LAW. This Agreement shall in all respects be subject to, and governed by, the laws of the State of Florida.

19. SEVERABILITY. The invalidity or enforceability of any provision in the Agreement shall not in any way affect the validity or enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or enforceable provision had never been in the Agreement.

20. NOTICE. Any and all notices required or permitted herein shall be deemed delivered if delivered personally or if mailed by registered or certified mail to EPW at its principal place of business and to the Employee at the address hereinafter set forth following the Employee's signature, or at such other address or addresses as either party may hereafter designate in writing to the other.

21. ASSIGNMENT. The rights and benefits of either of the parties under this Agreement may not be assigned, nor the burdens delegated, without the prior written consent of the other party.

22. AMENDMENTS. This Agreement may be amended at any time by mutual consent of the parties hereto, with any such amendment to be invalid unless in writing, signed by EPW and the

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Employee.

23. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding by and between the Employee and EPW with respect to the employment of Employee, and no representations, promises, agreements, or understandings, written or oral, relating to the employment of the Employee by EPW not contained herein shall be of any force or effect. The terms and provisions of any employee manual or handbook are not a part of this Agreement.

24. BURDEN AND BENEFIT. This Agreement shall be binding upon, and shall inure to the benefit of, EPW and Employee, and their respective heirs, personal and legal representatives, successors, and assigns.

25. REFERENCES TO GENDER AND NUMBER TERMS. In construing this Agreement, feminine or number pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.

26. HEADINGS. The various headings in this Agreement are inserted for convenience only and are not part of the Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate at St. Petersburg, Florida, effective the day and year first above written.

EICKHOFF, PIEPER & WILLOUGHBY, INC.

By:________________________________
   William A. Eickhoff, as its CEO

   (Corporate Seal)

Address of EPW for notice purposes:        ____________________________

                                           ____________________________

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EMPLOYEE:

____________________________________ (Seal)
William A. Eickhoff

Address of Employee for notice purposes:    ____________________________

                                            ____________________________

Exhibits:

         10 - EPW Stock Option Plan



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